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                                                                  EXHIBIT 10.4


                         NON-NEGOTIABLE PROMISSORY NOTE
                                 (SUBORDINATED)

$1,176,000.00                                                    April 8, 1998


         FOR VALUE RECEIVED, MORTON INDUSTRIAL GROUP, INC., a Georgia corporation ("Maker"), promises to pay to ERNEST J. BUTLER, an individual resident in North Carolina ("Payee"), in lawful money of the United States of America, the principal sum of One Million One Hundred Seventy-six Thousand Dollars ($1,176,000.00), together with interest in arrears on the unpaid principal balance at an annual rate equal to 7%, in the manner provided below. Interest shall be calculated on the basis of a year of 365 days and charged for the actual number of days elapsed.

         This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Stock Purchase Agreement, dated April 8, 1998, by and between Maker, Payee and Joseph T. Buie, Jr. (the "Agreement"), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR UNDER THE ILLINOIS SECURITIES LAW OF 1953, AND IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE NOTE UNDER THOSE ACTS, OR AN OPINION OF COUNSEL FOR THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

         1.       Payments.

                  1.1 Principal and Interest. This Note shall be payable in forty (40) equal consecutive quarterly installments of $41,127.18 each commencing on July 8, 1998, and on each October 8, January 8, April 8, and July 8 thereafter until paid in full. Payments shall be first applied to accrued but unpaid interest and the balance to the unpaid principal of this Note.

                  1.2 Manner of Payment. All payments of principal and interest on this Note shall be made at 270 Salem Road, Welcome, North Carolina or at such other place in the United States of America as Payee shall designate to Maker in writing. If any payment of principal or interest on this Note is due on a day which is not a business day, such payment shall be due on the next succeeding business day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business day" means any day other than a Saturday, Sunday or legal holiday in the State of Illinois.

                  1.3 Prepayment. Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order to their maturity.


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                  1.4 Right of Set-Off. Maker shall have the right to withhold and set off against any amount due hereunder the amount of any claim for indemnification, reimbursement or payment that Maker may have under the Agreement, as provided in Section 10.8 thereof.

         2.  Covenants.

         The Maker covenants that so long as this Note shall be outstanding:

                  2.1 Office. The Maker will maintain an office at 1021 West Birchwood, Morton, Illinois or at such other place in the United States as the Maker may designate by written notice given pursuant to Payee, where notices, presentations and demands to or upon the Maker in respect of this Note may be made or given.

                  2.2 Taxes. The Maker will promptly cause to be paid and discharged all lawful taxes, assessments and governmental charges or levies imposed upon the Maker or any Subsidiary or upon the income and profits of, or upon any property belonging to the Maker or any Subsidiary before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that the Maker shall not be required to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the amount or validity thereof shall be contested in good faith by appropriate proceedings, and the Maker or such Subsidiary, as the case may be, shall set aside on its books reserves with respect thereto which the Maker and the independent public accountants who are at the time employed to audit the books and accounts of the Maker or such Subsidiary consider adequate.

                  2.3 Properties. The Maker will at all times cause its physical property and the physical property of its Subsidiaries used or desirable in the conduct of the business of the Maker or its Subsidiaries to be maintained, preserved, protected and kept in good repair, working order and condition, and from time to time cause to be made all needful and proper repairs, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may in the opinion of the Maker be properly and advantageously conducted at all times; provided, however, that nothing in this
Section 2.3 shall require the Maker or any Subsidiary to maintain, preserve, protect or keep in good repair, working order or condition any physical property which, in the sole discretion of the Maker, is obsolete or surplus or unfit for use or may not be used advantageously in the conduct of the business of the Maker or such Subsidiary, as the case may be.

                  2.4 Books of Record. The Maker will at all times keep, and cause each Subsidiary to keep, true and complete books of record and accounts in accordance with generally accepted accounting principles and practices.

                  2.5 Existence. The Maker will at all times cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, and the corporate existence, rights and franchises of each Subsidiary, and comply with and cause each Subsidiary to comply with, all laws and governmental requirements applicable to the Maker or such Subsidiary; provided, however, that nothing in this Section 2.5 shall (1) require the Maker or any Subsidiary to maintain, preserve or renew any right or franchise which in the opinion of the board of directors of the Maker is not necessary or desirable in the conduct of the business of the Maker or of such Subsidiary, as the case may be; or (2) prevent the termination of the corporate existence of any Subsidiary if in the opinion of the board of directors of the

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Maker such termination is in the best interest of the Maker and not disadvantageous to the holders of the Notes; or (3) prevent any consolidation or merger involving the Maker or a Subsidiary.

         3.  Subordination of Note.

                  3.1 Subordination. The Maker, for itself, its successors and assigns, covenants and agrees, and the holder of this Note by his acceptance thereof likewise covenants and agrees, that the payment of the principal of and interest on the Note shall be subordinate and subject, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

                  3.2 Liquidation. Upon any distribution of assets of the Maker upon any dissolution, winding up, liquidation or reorganization of the Maker, whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of the Maker:

                      (a) Any Senior Indebtedness shall first be paid in full, or provision made for such payment in full of the principal thereof, and premium, if any, and interest thereon, before any payment is made on account of the principal of, or interest on, the Note;

                      (b) Any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities (other than stock of the maker as reorganized or readjusted or securities of the Maker or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this
Section 3 with respect to the Note, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), to which the holder of the Note would be entitled except for the provisions of this Section 3 shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and premium, if any, and interest on, the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

                      (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities (other than stock of the Maker as reorganized or readjusted or securities of the Maker or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this
Section 3 with respect to the Note, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the holder of the Note before all Senior Indebtedness is paid in full, or provision made for its payment, such payment or distribution shall be paid over to the holders of Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as provided in the foregoing paragraph

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3.2(b), for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

                  3.3 Subrogation. Subject to the payment in full of all Senior Indebtedness and termination of each commitment to extend any Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Maker applicable to the Senior Indebtedness until the principal of and interest on the Note shall be paid in full, and no such payments or distributions in respect of the Note of cash, property or securities distributable to the Senior Indebtedness under the provisions hereof shall, as between the Maker, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be a payment by the Maker to or on account of Note. It is understood that the provisions of this Section 3 are and are intended solely for the purposes of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Section 3 is intended to or shall impair, as between the Maker, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, the absolute and unconditional obligation of the Maker to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Maker other than the holders of the Senior Indebtedness; nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law upon default under the Note, subject to the rights, if any, under this Section 3 of the holders of Senior Indebtedness in respect of cash, property or securities of the Maker received upon the exercise of any such remedy.

                  3.4 Rights Upon Distribution. Upon any distribution of assets of the Maker referred to in this Section 3, the holder of the Note shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to such holder for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Maker, the amount thereof or payable thereon and all other fact pertinent thereto or to this Section 3.

                  3.5 Default on Senior Indebtedness. If there shall have occurred a default in the principal of (or premium, if any) or interest on any Senior Indebtedness, then, unless and until such default shall have been cured within any period of grace expressly applicable to such Senior Indebtedness, or waived in accordance with the terms of such Senior Indebtedness, by the requisite holders thereof, no payment of principal or interest shall be made by the Maker on the Note, and no holder of the Note shall be entitled to receive any such payment. Nothing contained in this Section 3 shall, however, (1) affect the obligation of the Maker to make, or to prevent the Maker from making, at any time, except during the pendency of any dissolution, winding up, liquidation, or reorganization proceedings or except as provided in the first sentence of this
Section 3.5, payments of principal of or interest on the Note, or (2) prevent the application by any paying agent of any monies deposited with it by the Maker to the payment of or on account of the principal of, or interest on, the Note, if, at the time of such deposit, the paying agent did not have written notice of any event prohibiting the making of such payment or deposit by the Maker, or (3) be construed as preventing the occurrence of any Event of Default hereunder.

                  3.6 Acceleration of Subordinated Note. The holders of this Note shall not take any action to accelerate or demand payment or otherwise enforce



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collection of this Note or to foreclose or otherwise enforce collection of this Note or to foreclose or otherwise realize upon any security or guaranty given to secure or guaranty the Note, in which case unless the holder shall, ten
(10) days prior to taking of any such action, have provided the Agent for the Lenders under the Credit Agreement by and among the Maker, Morton Metalcraft Co., Morton Metalcraft Co. of North Carolina and Harris Trust & Savings Bank dated January 20, 1998 and Maker with notice of the occurrence of the default giving rise to such action. Any provisions of this Section 3.6 to the contrary notwithstanding, the restrictions contained in this section shall no longer apply upon the first to occur of the following (i) the institution of bankruptcy proceedings by or against the Maker; (ii) the acceleration of the Senior Indebtedness; or (iii) the payment of other satisfaction of all of the Senior Indebtedness.

                  3.7 No Notice of Consent of Holder Needed. Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under the Senior Indebtedness, including without limitation the waiver of default thereunder or the release of any security therefor, may be made or done all without notice to or assent from the holders of the Note. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligations under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, and no release of property securing any Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable documents, shall in any way alter or affect any of the provisions of this Section 3.

         4.       Default.

                  4.1 Events of Default. The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default").

                      (a) If Maker shall fail to pay when due any payment of principal of interest on this Note and such failure continues for fifteen
(15) days after Payee notifies Maker thereof in writing; provided, however, that the exercise by Maker in good faith of its right of set-off pursuant to
Section 1.4 above, whether or not ultimately determined to be justified, shall not constitute an Event of Default.

                      (b) If, pursuant to or within the meaning the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary care; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.

                      (c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within one hundred twenty (120) days.

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                  4.2 Notice by Maker. Maker shall notify Payee in writing
within five (5) days of the occurrence of any Event of Default of which Maker receives notice.

                  4.3 Remedies. Except as otherwise provided in Section 3.6 hereof, upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses of collection incurred by or on behalf of Payee as a result of an Event of Default, including, without limitation, reasonable attorneys' fees.

         5.       Definitions.  For purposes of this Note:

                  5.1 "Subsidiary" shall mean any corporation a majority of the shares of capital stock of which having voting power for the election of directors is at the time owned directly or indirectly by the Maker and its other subsidiaries.

                  5.2 The term "Senior Indebtedness" shall mean the principal of the premium, if any, and interest on the following, whether outstanding on the date of execution of this Note or thereafter incurred, assumed or guaranteed:
(1) indebtedness (other than this Note and the Note of even date made by Maker payable to Joseph T. Buie, Jr.) of the Maker or any Subsidiary for money borrowed by the Maker; (2) indebtedness of the Maker or any Subsidiary for money borrowed (including for such purposes, letters of credit and bankers' acceptances) by others and guaranteed or assumed, directly or indirectly, by the Maker; (3) indebtedness incurred, assumed or guaranteed by the Maker in connection with the acquisition by it or a Subsidiary of any other businesses, properties or other assets (other than merchandise or similar property acquired in the ordinary course of business); or (4) renewals, extensions or refunding of indebtedness of the kinds described in the preceding Clauses (1), (2) and (3); but the term "Senior Indebtedness" shall not include any indebtedness which by its terms is subordinate or subject in right of payment to any other indebtedness of the Maker.

         6.       Miscellaneous.

                  6.1 Waiver. The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. No failure to exercise, delay in exercising, or single or partial exercise of any right or remedy by Payee, and no course of dealing between Maker and Payee shall constitute a waiver of, or shall preclude any other or further exercise of the same right or remedy. Maker hereby waives presentment, demand, protect, and notice of dishonor and protest.

                  6.2 Notices. Any notice required or permitted to be given hereunder shall be given in accordance with Section 11.4 of the Agreement.

                  6.3 Severability. If any provision in this Note is construed to be invalid, illegal or unenforceable, then the remaining provisions shall not in any way be affected thereby and shall be enforced without regard thereto.

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                  6.4 Governing Law. This Note shall be construed and enforced in accordance with and governed by the laws of the State of Illinois.

                  6.5 Parties in Interest. This Note shall bind Maker and its successors and assigns. This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker, except by will or, in default thereof, by operation of law.

                  6.6 Section Headings. The section and subsection headings in this Note are for convenience of reference only, do not constitute a part of this Note, and shall not affect its interpretation.

                  6.7 References. All words used in this Note shall be construed to be of such number and gender as the context requires or permits. Unless a particular context clearly provides otherwise, the words "hereof" and "hereunder" and similar references refers to this Note in its entirety and not to any specific section or subsection hereof.

         IN WITNESS WHEREOF, Maker has executed this Note as of the date first stated above.

                                           MORTON INDUSTRIAL GROUP, INC.



                                           By: /s/ Daryl R. Lindemann
                                              ----------------------------
                                              Title: Vice President
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